EXHIBIT C

                    MERDINGER, FRUCHTER, ROSEN, & CORSO, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                              NEW YORK, N.Y. 10106
                             ----------------------
                               TEL: (212) 787-9400
                               FAX: (212) 767-6124



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

TO THE BOARD OF DIRECTORS
POWER EXPLORATION, INC.

We hereby consent to the use in this Registration Statement of Power Exploration, Inc., on Form S-8 of our report dated October 30, 1998, except for
Note 15(a) through (e) as to which the date is January 11, 1999 and Note 15 (f) through (u) as to which the date is November 22, 1999 relating to the financial statements of Power Exploration, Inc. and Subsidiaries and to the reference to our Firm under the caption "Experts" in such Registration Statement.

                                                        /S/
                                       -----------------------------------
                                       MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                            Certified Public Accountants





New York, New York
November 29, 1999



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